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                                  EXHIBIT 21
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                         SUBSIDIARIES OF THE COMPANY

                         LaRoche International Inc.,
                            a Delaware corporation

                            LaRoche Overseas Inc.,
                            a Delaware corporation

                            LaRoche Fortier Inc.,
                            a Delaware corporation

                         LaRoche Filter Systems Inc.,
                            a Delaware corporation

                          LaRoche Air Systems Inc.,
                            a Delaware corporation

                          LaRoche Chemicals FSC Inc.
                            a Delaware corporation

                               LCI Stone Inc.,
                            a Delaware corporation